1994
                           Financial Reports

                   INDIANAPOLIS POWER & LIGHT COMPANY




Balance Sheets and Statements of Capitalization as of December 31, 1994 and 1993, and Statements of Income, Retained Earnings and Cash Flows for the Years Ended December 31, 1994, 1993 and 1992, and Independent Auditors' Report.









































                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


To the Board of Directors of
  INDIANAPOLIS POWER & LIGHT COMPANY:


We have audited the accompanying balance sheets and statements of capitalization of Indianapolis Power & Light Company as of December 31, 1994 and 1993, and the related statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indianapolis Power & Light Company as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Indianapolis, Indiana
January 27, 1995














                               -1-





                                      INDIANAPOLIS POWER & LIGHT COMPANY

                                             Statements of Income
                             For the Years Ended December 31, 1994, 1993 and 1992
                                                               1994             1993             1992
                                                         ---------------  ---------------  ---------------
                                                                           (In Thousands)
OPERATING REVENUES (Note 9):
  Electric                                               $      649,767   $      629,327   $      599,203
  Steam                                                          36,309           34,976           34,000
                                                         ---------------  ---------------  ---------------
    Total operating revenues                                    686,076          664,303          633,203
                                                         ---------------  ---------------  ---------------
OPERATING EXPENSES:
  Operation:
    Fuel                                                        169,756          158,390          155,072
    Other                                                       104,273          100,890          100,447
  Power purchased                                                19,060           19,407            7,804
  Purchased steam                                                 7,653            8,051            7,612
  Maintenance                                                    68,562           67,326           62,446
  Depreciation and amortization                                  87,028           78,372           78,615
  Taxes other than income taxes                                  30,891           29,627           31,348
  Income taxes - net (Note 8)                                    55,543           59,872           55,619
                                                         ---------------  ---------------  ---------------
    Total operating expenses                                    542,766          521,935          498,963
                                                         ---------------  ---------------  ---------------
OPERATING INCOME                                                143,310          142,368          134,240
                                                         ---------------  ---------------  ---------------
OTHER INCOME AND (DEDUCTIONS):
  Allowance for equity funds used during construction             4,672            2,010            1,985
  Other - net                                                    (1,527)          (1,237)          (2,872)
  Income taxes - net (Note 8)                                       823              599            1,143
                                                         ---------------  ---------------  ---------------
    Total other income - net                                      3,968            1,372              256
                                                         ---------------  ---------------  ---------------
INCOME BEFORE INTEREST CHARGES                                  147,278          143,740          134,496
                                                         ---------------  ---------------  ---------------
INTEREST CHARGES:
  Interest on long-term debt                                     45,566           41,399           42,663
  Allowance for borrowed funds used during construction          (4,709)          (3,517)          (3,096)
  Other interest                                                  1,497            2,305            1,251
  Amortization of redemption premiums and expenses on
    debt and preferred stock - net                                1,101              787              620
                                                         ---------------  ---------------  ---------------
    Total interest charges                                       43,455           40,974           41,438
                                                         ---------------  ---------------  ---------------
NET INCOME                                                      103,823          102,766           93,058

PREFERRED DIVIDEND REQUIREMENTS                                   3,182            3,182            3,182
                                                         ---------------  ---------------  ---------------
INCOME APPLICABLE TO COMMON STOCK                        $      100,641   $       99,584   $       89,876
                                                         ===============  ===============  ===============

See notes to financial statements.
                                        -2-

                     INDIANAPOLIS POWER & LIGHT COMPANY

                              Balance Sheets
                        December 31, 1994 and 1993
ASSETS                                                              1994                  1993
- -----------------------------------                           ----------------      ----------------
                                                                           (In Thousands)
UTILITY PLANT:
  Utility plant in service (Note 2)                           $     2,415,531       $     2,300,682
  Less accumulated depreciation                                       916,943               876,054
                                                              ----------------      ----------------
      Utility plant in service - net                                1,498,588             1,424,628
  Construction work in progress                                       191,010               168,480
  Property held for future use                                         22,174                15,763
                                                              ----------------      ----------------
      Utility plant - net                                           1,711,772             1,608,871
                                                              ----------------      ----------------


OTHER PROPERTY -
  At cost, less accumulated depreciation                                2,898                 1,873
                                                              ----------------      ----------------



CURRENT ASSETS:
  Cash and cash equivalents                                             7,835                 8,349
  Accounts receivable (less allowance for doubtful
    accounts - 1994, $743,000 and 1993, $626,000)                      46,097                47,365
  Receivable from parent                                                1,881                 5,482
  Fuel - at average cost                                               37,161                35,213
  Materials and supplies - at average cost                             55,642                54,847
  Prepayments and other current assets                                  8,176                 3,240
                                                              ----------------      ----------------
      Total current assets                                            156,792               154,496
                                                              ----------------      ----------------


DEFERRED DEBITS:
  Unamortized Petersburg Unit 4 carrying charges                       32,521                30,587
  Unamortized redemption premiums and expenses on debt and
    preferred stock (Note 6)                                           27,577                25,453
  Other regulatory assets (Note 4)                                     53,661                32,954
  Miscellaneous                                                         6,876                16,072
                                                              ----------------      ----------------
      Total deferred debits                                           120,635               105,066
                                                              ----------------      ----------------

      TOTAL                                                   $     1,992,097       $     1,870,306
                                                              ================      ================


See notes to financial statements.

                                    -3-


CAPITALIZATION AND LIABILITIES                                     1994                  1993
- ----------------------------------------------------         ----------------      ----------------
                                                              (In Thousands)
CAPITALIZATION (See Statements of Capitalization):
  Common shareholder's equity                                $       725,762       $       705,149
  Cumulative preferred stock                                          51,898                51,898
  Long-term debt                                                     654,121               532,260
                                                             ----------------      ----------------
      Total capitalization                                         1,431,781             1,289,307
                                                             ----------------      ----------------



CURRENT LIABILITIES:
  Notes payable - banks and commercial paper (Note 7)                 26,400                90,000
  Current maturities and sinking fund requirements                       350                 8,729
  Accounts payable and accrued expenses                               95,957                74,187
  Dividends payable                                                   20,834                20,024
  Payrolls accrued                                                     4,475                 4,505
  Taxes accrued                                                       16,787                21,377
  Interest accrued                                                    14,859                11,150
  Other current liabilities                                            8,823                 5,316
                                                             ----------------      ----------------
      Total current liabilities                                      188,485               235,288
                                                             ----------------      ----------------



DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES:
  Accumulated deferred income taxes - net (Note 8)                   282,062               270,182
  Unamortized investment tax credit                                   53,762                57,029
  Accrued postretirement benefits (Note 10)                           34,517                17,668
  Miscellaneous                                                        1,490                   832
                                                             ----------------      ----------------
      Total deferred credits                                         371,831               345,711
                                                             ----------------      ----------------
COMMITMENTS AND CONTINGENCIES (Note 11)

      TOTAL                                                  $     1,992,097       $     1,870,306
                                                             ================      ================






See notes to financial statements.
                                          -4-







                                         INDIANAPOLIS POWER & LIGHT COMPANY

                                               Statements of Cash Flows
                                 For the Years Ended December 31, 1994, 1993 and 1992
                                                               1994              1993              1992
                                                          ---------------  ----------------  ----------------
                                                                            (In Thousands)
CASH FLOWS FROM OPERATIONS:
  Net income                                              $      103,823   $       102,766   $        93,058
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                 88,371            79,412            79,297
    Deferred income taxes and investment tax
      credit adjustments, net                                      2,650              (430)              216
    Allowance for funds used during construction                  (9,381)           (5,476)           (5,081)
  Decrease (increase) in certain assets:
    Accounts receivable                                            4,869            (3,462)           (5,659)
    Fuel, materials and supplies                                  (2,743)           10,633            (7,992)
    Other current assets                                          (4,936)           (1,080)             (110)
  Increase (decrease) in certain liabilities:
    Accounts payable                                              21,770             7,229            14,470
    Taxes accrued                                                 (4,590)           (2,195)            1,054
    Other current liabilities                                      7,865            (2,458)            2,801
                                                          ---------------  ----------------  ----------------
Net cash provided by operating activities                        207,698           184,939           172,054
                                                          ---------------  ----------------  ----------------
CASH FLOWS FROM INVESTING:
  Construction expenditures                                     (178,295)         (145,765)         (112,037)
  Other                                                            5,847            (8,447)          (13,676)
                                                          ---------------  ----------------  ----------------
Net cash used in investing activities                           (172,448)         (154,212)         (125,713)
                                                          ---------------  ----------------  ----------------
CASH FLOWS FROM FINANCING:
  Issuance of long-term debt                                     200,000            96,500            80,000
  Retirement of long-term debt - including premiums              (87,291)          (98,978)          (79,958)
  Short-term debt - net                                          (63,600)           50,000            37,000
  Dividends paid                                                 (82,421)          (79,253)          (76,072)
  Other                                                           (2,452)           (1,228)           (1,142)
                                                          ---------------  ----------------  ----------------
Net cash used in financing activities                            (35,764)          (32,959)          (40,172)
                                                          ---------------  ----------------  ----------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                (514)           (2,232)            6,169
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                   8,349            10,581             4,412
                                                          ---------------  ----------------  ----------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                $        7,835   $         8,349   $        10,581
                                                          ===============  ================  ================

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest (net of amount capitalized)                  $       40,747   $        42,489   $        41,649
                                                          ===============  ================  ================
    Income taxes                                          $       59,129   $        61,806   $        56,136
                                                          ===============  ================  ================

See notes to financial statements.
                                       -5-

                                 INDIANAPOLIS POWER & LIGHT COMPANY
                                    Statements of Capitalization
                                     December 31, 1994 and 1993
                                                                                    1994                   1993
                                                                             -----------------      -----------------
                                                                                          (In Thousands)
COMMON SHAREHOLDER'S EQUITY:
   Common stock, no par, authorized - 20,000,000 shares,
      issued and outstanding - 17,206,630 shares (Note 5)                    $        324,537       $        324,537
   Premium on 4% cumulative preferred stock                                             1,363                  1,363
   Retained earnings                                                                  399,862                379,249
                                                                             -----------------      -----------------
     Total common shareholder's equity                                       $        725,762       $        705,149
                                                                             =================      =================
CUMULATIVE PREFERRED STOCK (Note 5):
   Non-redeemable - $100 par value, authorized
   2,000,000 shares                                     Call Price at
                                                       December 31, 1994
                                                       -----------------
    4% Series, 100,000 shares                              $118.00           $         10,000       $         10,000
    4.20% Series, 39,000 shares                             103.00                      3,900                  3,900
    4.60% Series, 30,000 shares                             103.00                      3,000                  3,000
    4.80% Series, 50,000 shares                             101.00                      5,000                  5,000
    6% Series, 100,000 shares                               102.00                     10,000                 10,000
    8.20% Series, 199,985 shares                            101.00                     19,998                 19,998
                                                                             -----------------      -----------------
     Total cumulative preferred stock                                        $         51,898       $         51,898
                                                                             =================      =================
VARIABLE CLASS PREFERRED STOCK:
   Par value undetermined, authorized
   3,000,000 shares, none issued

LONG-TERM DEBT (Notes 2 and 6):
   First mortgage bonds:
    4 1/2% Series, due August 1994                                           $            -         $          7,500
    5 1/8% Series, due April 1996                                                      15,200                 15,400
    5 5/8% Series, due May 1997                                                        11,550                 11,629
    7 1/8% Series, due May 1998                                                           -                   19,750
    7.40% Series, due March 2002                                                          -                   33,200
    7.65% Series, due March 2003                                                          -                   25,200
    6.05% Series, due February 2004                                                    80,000                    -
    8% Series, due October 2006                                                        58,800                 58,800
    7 3/8% Series, due August 2007                                                     80,000                 80,000
    9 5/8% Series, due September 2012                                                  40,000                 40,000
    10 5/8% Series, due December 2014                                                  40,000                 40,000
    6.10% Series, due January 2016                                                     41,850                 41,850
    5.40% Series, due August 2017                                                      24,650                 24,650
    9 5/8% Series, due June 2019                                                       50,000                 50,000
    7.45% Series, due August 2019                                                      23,500                 23,500
    5.50% Series, due October 2023                                                     30,000                 30,000
    7.05% Series, due February 2024                                                   100,000                    -
    Unamortized discount - net                                                         (1,079)                  (490)
                                                                             -----------------      -----------------
      Total first mortgage bonds                                                      594,471                500,989
  Long-term note, variable rate, Series 1991, due August 2021                          40,000                 40,000
  Long-term note, variable rate, Series 1994A, due December 2024                       20,000                    -
   Current maturities and sinking fund requirements                                      (350)                (8,729)
                                                                             -----------------      -----------------
     Total long-term debt                                                    $        654,121       $        532,260
                                                                             =================      =================
TOTAL CAPITALIZATION                                                         $      1,431,781       $      1,289,307
                                                                             =================      =================
See notes to financial statements.
                                           -6-

                                INDIANAPOLIS POWER & LIGHT COMPANY

                                 Statements of Retained Earnings
                        For the Years Ended December 31, 1994, 1993 and 1992
                                                           1994               1993                1992
                                                     ---------------    ----------------    ----------------
                                                                         (In Thousands)

RETAINED EARNINGS AT BEGINNING OF YEAR               $      379,249     $       356,513     $       340,323
NET INCOME                                                  103,823             102,766              93,058
                                                     ---------------    ----------------    ----------------
    Total                                                   483,072             459,279             433,381

DEDUCT:
  Cash dividends declared:
    Cumulative preferred stock - at prescribed
      rate of each series (See Statements of
        Capitalization)                                       3,182               3,182               3,182
    Common stock                                             80,028              76,848              73,686
                                                     ---------------    ----------------    ----------------
    Total                                                    83,210              80,030              76,868
                                                     ---------------    ----------------    ----------------
RETAINED EARNINGS AT END OF YEAR                     $      399,862     $       379,249     $       356,513
                                                     ===============    ================    ================


See notes to financial statements.












                                               -7-







                   INDIANAPOLIS POWER & LIGHT COMPANY

                      Notes to Financial Statements
           For the Years Ended December 31, 1994, 1993 and 1992
 --------------------------------------------------------------------------

 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     All the outstanding common stock of Indianapolis Power & Light Company
(IPL) is owned by IPALCO Enterprises, Inc. At December 31, 1994 and 1993, IPL had a receivable, which is due on demand, for advances made to IPALCO.

     System of Accounts--The accounts of IPL are maintained in accordance with the system of accounts prescribed by the Indiana Utility Regulatory Commission (IURC), which system substantially conforms to that prescribed by the Federal Energy Regulatory Commission.

     Revenues--Revenues are recorded as billed to customers on a monthly cycle billing basis. Revenue is not accrued for energy delivered but unbilled at the end of the year. A fuel adjustment charge provision, which is established after public hearing, is applicable to substantially all the rate schedules of IPL, and permits the billing or crediting of fuel costs above or below the levels included in such rate schedules.

     Under current IURC practice, future fuel adjustment revenues may be temporarily reduced should actual operating expenses be less than or income levels be above amounts authorized by the IURC.

     Authorized Annual Operating Income--In an IURC order dated May 6, 1992, IPL's maximum authorized annual electric operating income, for purposes of quarterly earnings tests, was established at approximately $147 million through July 31, 1992, declining ratably to approximately $144 million at July 31, 1993. This level will be maintained until IPL's next general electric rate order. Additionally, through the date of IPL's next general electric rate order, IPL is required to file upward and downward adjustments in fuel cost credits and charges on a quarterly basis.

     As provided in an order dated December 21, 1992, IPL's authorized annual steam net operating income is $6.2 million, plus any cumulative annual underearnings occurring during the five-year period subsequent to the implementation of the new rate tariffs.

     Deferred Fuel Expense--Fuel costs recoverable in subsequent periods under the fuel adjustment charge provision are deferred.

     Allowance For Funds Used During Construction (AFUDC)--In accordance with the prescribed uniform system of accounts, IPL capitalizes an allowance for the net cost of funds (interest on borrowed funds and a reasonable rate on equity funds) used for construction purposes during the period of construction with a corresponding credit to income. IPL capitalized amounts using pre-tax composite rates of 9.5%, 8.0% and 9.5% during 1994, 1993 and 1992, respectively.

     Utility Plant and Depreciation--Utility plant is stated at original cost as defined for regulatory purposes. The cost of additions to utility plant and replacements of retirement units of property, as distinct from renewals of minor items which are charged to maintenance, are charged to plant accounts. Units of property replaced or abandoned in the ordinary course of business are retired from the plant accounts at cost; such amounts plus removal costs, less salvage, are charged to accumulated depreciation. Depreciation was computed by the straight-line method based on the functional rates and averaged 3.5% during 1994 and 3.4% during 1993 and 1992. Depreciation expense for 1994 includes an adjustment to property held for future use of approximately $3.9 million.


     Statements of Cash Flows - Cash Equivalents--IPL considers all highly liquid investments purchased with original maturities of 90 days or less to be cash equivalents.

     Unamortized Petersburg Unit 4 Carrying Charges--IPL has deferred certain post in-service date carrying charges of its investment in Petersburg Unit 4 (Unit 4). These carrying charges include both AFUDC on and depreciation of Unit 4 costs from the April 28, 1986 in-service date through the August 6, 1986 IURC rate order date in which IPL's investment in Unit 4 was included in rate base. Subsequent to August 6, 1986, IPL has capitalized interest on the AFUDC portion of these deferred carrying charges. In addition, IPL has capitalized $8.1 million of additional allowance for earnings on shareholders' investment for rate-making purposes but not for financial reporting purposes. As provided in the rate order, the deferred carrying charges are included in IPL's currently pending electric rate case.

     Unamortized Redemption Premiums and Expenses on Debt and Preferred Stock--In accordance with regulatory treatment, IPL defers non-sinking fund debt redemption premiums and expenses, and amortizes such costs over the life of the original debt, or, in the case of preferred stock redemption premiums, over twenty years.

     Income Taxes--Deferred taxes are provided for all significant temporary differences between book and taxable income. Such differences include the use of accelerated depreciation methods for tax purposes, the use of different book and tax depreciable lives, rates and in-service dates, and the accelerated tax amortization of pollution control facilities.

     Investment tax credits which reduced Federal income taxes in the years they arose have been deferred and are being amortized to income over the useful lives of the properties in accordance with regulatory treatment.

     Effective January 1, 1993, IPL adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," on a prospective basis. This statement requires the current recognition of income tax expense for (a) the amount of income taxes payable or refundable for the current year, and (b) for deferred tax liabilities and assets for the future tax consequences of events that have been recognized in IPL's financial statements or income tax returns. The effects of income taxes are measured based on enacted laws and rates. The adjustments required by SFAS 109 were recorded to deferred tax balance sheet accounts, with substantially all of the offsetting adjustments to regulatory assets and liabilities. The adoption of this standard did not have a material impact on IPL's cash flows or due to the effect of rate regulation on the results of operations.

     Employee Benefit Plans--Substantially all employees of IPL are covered by a non-contributory, defined benefit pension plan (the Plan) which is funded through two trusts. Additionally, a select group of management employees of IPL are covered under a funded supplemental retirement plan. Collectively, these two plans are referred to as Plans. Benefits are based on each individual employee's years of service and compensation. IPL's funding policy is to contribute annually not less than the minimum required by applicable law, nor more than the maximum amount which can be deducted for federal income tax purposes.

     IPL also sponsors the Employees' Thrift Plan of Indianapolis Power & Light Company (Thrift Plan), a defined contribution plan covering substantially all employees of IPL. Employees elect to make contributions to the Thrift Plan based on a percentage of their annual base compensation. IPL matches each employee's contributions in amounts up to, but not exceeding four percent of the employee's annual base compensation.

     Reclassification--Certain amounts from prior years' financial statements have been reclassified to conform to the current year presentation.

 2.  UTILITY PLANT IN SERVICE:

     The original cost of utility plant in service at December 31, segregated by functional classifications, follows:

                                             1994           1993
- --------------------------------------------------------------------
                                               (In Thousands)
Production                                $1,434,041     $1,387,239
Transmission                                 227,988        218,369
Distribution:
  Electric                                   600,288        551,217
  Steam                                       44,492         42,205
General                                      108,722        101,652
                                          ----------     ----------
     Total utility plant in service       $2,415,531     $2,300,682
                                          ==========     ==========

     Substantially all of IPL's property is subject to the lien of the indentures securing IPL's First Mortgage Bonds.

 3.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by IPL, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that IPL could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have an effect on the estimated fair value amounts.

     Cash, cash equivalents and notes payable--The carrying amount approximates fair value due to the short maturity of these instruments.

     Long-term debt, including current maturities and sinking fund requirements--Interest rates that are currently available to IPL for issuance of debt with similar terms and remaining maturities are used to estimate fair value. At December 31, 1994 and 1993 the carrying amount of IPL's long-term debt, including current maturities and sinking fund requirements, and the approximate fair value are as follows:

                                     1994      1993
          --------------------------------------------
                                    (In Thousands)
          Carrying amount          $654,471  $540,989
          Approximate fair value   $612,274  $576,621

4.  OTHER REGULATORY ASSETS

     At December 31, 1994 and 1993, IPL has deferred certain costs and expenses which will be included in cost of service in future rate proceedings as follows:

                                                1994        1993
- -------------------------------------------------------------------
                                                  (In Thousands)
Postretirement benefit costs in excess of
   cash payments and amounts capitalized       $25,182     $12,893
SFAS 109                                        21,054      15,091
Demand Side Management Costs                     4,504       1,814
Other                                            2,921       3,156
                                               -------     -------
      Total                                    $53,661     $32,954
                                               =======     =======

 5.  CAPITAL STOCK:

     Common Stock:

     There were no changes in IPL common stock during 1994, 1993 and 1992.

     Restrictions on the payment of cash dividends or other distributions on common stock and on the purchase or redemption of such shares are contained in the indenture securing IPL's First Mortgage Bonds. All of the retained earnings at December 31, 1994, were free of such restrictions.

     Cumulative Preferred Stock:

     Preferred stock shareholders are entitled to two votes per share, and if four full quarterly dividends are in default, they are entitled to elect the smallest number of Directors to constitute a majority.

 6.  LONG-TERM DEBT:

     The 9 5/8% Series due 2012, 10 5/8% Series due 2014, 6.10% Series due 2016, 5.40% Series due 2017, and 5.50% Series due 2023 were each issued to the City of Petersburg, Indiana (City) by IPL to secure the loan of proceeds received from a like amount of tax-exempt Pollution Control Revenue Bonds issued by the City for the purpose of financing pollution control facilities at IPL's Petersburg Generating Station.

     On April 13, 1993, IPL issued a First Mortgage Bond, 6.10% Series, due 2016, in the principal amount of $41.85 million, in connection with the issuance of the same amount of Pollution Control Refunding Revenue Bonds by the City of Petersburg, Indiana. The net proceeds, along with other IPL funds were used to redeem on June 1, 1993, IPL's $19.65 million First Mortgage Bonds, 6.90% Series, due 2006, and IPL's $22.2 million First Mortgage Bonds, 6.60% Series, due 2008, at the prices of $100 and $101, respectively, plus accrued interest.

     On October 14, 1993, IPL issued a First Mortgage Bond, 5.40% Series, due 2017, in the principal amount of $24.65 million, in connection with the issuance of the same amount of Pollution Control Refunding Revenue Bonds by the City of Petersburg, Indiana. The net proceeds, along with other IPL funds, were used to redeem on November 15, 1993, IPL's $24.65 million First Mortgage Bonds, 5.80% Series, due 2007, at the price of $100 plus accrued interest.

     Also, on October 14, 1993, IPL issued a First Mortgage Bond, 5.50% Series, due 2023, in the principal amount of $30.0 million, in connection with the issuance of the same amount of Pollution Control Refunding Revenue Bonds by the City of Petersburg, Indiana. The net proceeds, along with other IPL funds, were used to redeem on November 15, 1993, IPL's
$30.0 million First Mortgage Bonds, 10 1/4% Series, due 2013, at the price of $103 plus accrued interest.

     On February 3, 1994, IPL issued First Mortgage Bonds, 6.05% Series, due 2004, in the principal amount of $80 million. The net proceeds and other funds were used to redeem on March 1, 1994, IPL's $33.2 million First Mortgage Bonds, 7.40% Series, due 2002, at a redemption price of 101.79%, and to redeem on March 15, 1994, IPL's $19.75 million First Mortgage Bonds, 7 1/8% Series, due 1998, at a redemption price of 101.20% and IPL's $25.2 million First Mortgage Bonds, 7.65% Series, due 2003, at a redemption price of 102.11%. Accrued interest was also paid at the time of redemption.

     Also, on February 3, 1994, IPL issued First Mortgage Bonds, 7.05% Series, due 2024, in the principal amount of $100 million. The net proceeds were used in part to repay outstanding unsecured promissory notes and for construction costs.

     On August 1, 1994, IPL retired First Mortgage Bond, 4.50% Series, due August 1, 1994, in the principal amount of $7.5 million.

     On December 29, 1994, IPL issued a 30-year unsecured promissory note which was issued to the City of Petersburg, Indiana, in connection with the issuance of $20 million of Solid Waste Disposal Revenue Bonds, due 2024, by the City of Petersburg. This note and the related bonds provide for a floating interest rate that will bear interest at a weekly rate. The net proceeds from this issue will provide funds to pay costs of certain facilities and equipment to be used for solid waste disposal purposes. At the option of IPL, the bonds can be converted to First Mortgage Bonds which would bear interest at a fixed rate.

     IPL has a 30-year unsecured promissory note which was issued to the City of Petersburg, Indiana, in connection with the issuance of $40 million of Pollution Control Refunding Revenue Bonds, due 2021, by the City of Petersburg. This note and the related bonds provide for a floating interest rate that approximates tax-exempt Commercial Paper Rates. The average interest rate on this note was 2.98% for 1994 and 2.40% for 1993. The interest rate at the end of the year was 3.85% for 1994 and 2.39% for 1993. At the option of IPL, the bonds can be converted to First Mortgage Bonds which would bear interest at a fixed rate.

     IPL has a $60 million long term revolving credit facility which provides liquidity, if necessary, for the two 30-year unsecured promissory notes. The revolving credit was unused at December 31, 1994.

     Maturities and sinking fund requirements on long-term debt for the five years subsequent to December 31, 1994, are as follows:

                                         Net Sinking Fund
                                Maturities   Requirements   Total
- -------------------------------------------------------------------
                                          (In Thousands)
  1995                           $    --      $   350      $   350
  1996                            15,000          150       15,150
  1997                            11,250           --       11,250
  1998                                --           --           --
  1999                                --           --           --

     The Company has filed a Preliminary Official Statement with the relevant regulatory authorities involving the sale of $40 million Pollution Control Refunding Bonds by the city of Petersburg and the issuance by the Company of its First Mortgage Bond in the like amount. It is anticipated that this transaction will close in early February, 1995. The proceeds will be used to refund the 10 5/8% Series, due December, 2014.

7.  LINES OF CREDIT:

     IPL has lines of credit with banks of $100 million at December 31, 1994, to provide loans for interim financing. These lines of credit, based on separate formal and informal agreements, have expiration dates ranging from January 31, 1995 to November 30, 1995 and require the payment of commitment fees. At December 31, 1994, $95 million of these credit lines were unused. Lines of credit supporting commercial paper were $21.4 million at December 31, 1994. The weighted average interest rates on notes payable and commercial paper outstanding were 6.17% and 3.36% at December 31, 1994 and 1993, respectively.





















 8.  INCOME TAXES:

     Federal and State income taxes charged to income are as follows:

                                                 1994      1993      1992
- ----------------------------------------------------------------------------
                                                      (In Thousands)
Operating Expenses:
  Current income taxes:
    Federal                                     $45,919   $52,321   $48,504
    State                                         6,919     7,761     7,500
                                                -------   -------   -------
      Total current taxes                        52,838    60,082    56,004
                                                -------   -------   -------

  Deferred income taxes, net--Federal and State:
    Excess of tax depreciation over book
      depreciation                                6,615     7,109     5,254
    Early retirement of bonds                       271       592     1,965
    Allowance for borrowed funds used during
      construction (net of capitalized interest
      for tax purposes)                          (1,187)   (1,214)   (1,050)
    Amortization of deferred return - rate
      phase-in plan (debt portion)                    -         -      (676)
    Unbilled revenues                               609    (1,768)      436
    Accrued pension expense                      (1,651)   (1,865)   (1,965)
    Miscellaneous                                 1,316       204      (890)
                                                -------   -------   -------
      Total deferred taxes                        5,973     3,058     3,074
                                                -------   -------   -------

  Net amortization of investment credit          (3,268)   (3,268)   (3,459)
                                                -------   -------   -------
        Total charge to operating expenses       55,543    59,872    55,619
Net credit to other income and deductions          (823)     (599)   (1,143)
                                                -------   -------   -------
Total Federal and State income tax provisions   $54,720   $59,273   $54,476
                                                =======   =======   =======

     The provision for Federal income taxes (including net investment tax credit adjustments) is less than the amount computed by applying the statutory tax rate to pre-tax income. The reasons for the difference, stated as a percentage of pre-tax income, are as follows:

                                           1994     1993     1992
- -------------------------------------------------------------------
Federal statutory tax rate                 35.0%    35.0%    34.0%
Effect of State income taxes               (1.8)    (1.8)    (1.9)
Amortization of investment tax credits     (2.1)    (2.0)    (2.3)
Other - net                                (1.6)     0.1      1.5
                                           ----     ----     ----
  Effective tax rate                       29.5%    31.3%    31.3%
                                           ====     ====     ====

     The significant items comprising IPL's net deferred tax liability recognized in the balance sheets as of December 31, 1994 and 1993 are as follows:

                                                1994        1993
- ---------------------------------------------------------------------
                                                (In Thousands)
Deferred tax liabilities:
  Relating to utility property                $349,461     $335,824
  Early retirement of bonds                      7,697        7,377
  Other                                          4,414        1,626
                                              --------     --------
      Total deferred tax liabilities           361,572      344,827
                                              --------     --------
Deferred tax assets:
  Unbilled revenue                               9,538       10,148
  Pension                                       10,865        9,033
  Investment tax credit                         32,846       34,842
  Other                                         26,261       20,622
                                              --------     --------
      Total deferred tax assets                 79,510       74,645
                                              --------     --------
Net deferred tax liability                    $282,062     $270,182
                                              ========     ========

 9.  RATE MATTERS

     Electric Rate Case

     In the retail electric rate case now pending before the IURC, a prehearing conference was held on June 8, 1994, and an order was issued July 20, 1994, establishing a test year ending June 30, 1994. IPL filed its case in chief on October 11, 1994. The IURC has scheduled hearings on IPL's request to begin on February 7, 1995.

     Environmental Compliance Plan

     On August 18, 1993, IPL obtained an Order from the IURC approving its Environmental Compliance Plan, together with the costs and expenses associated therewith, which provides for the installation of sulfur dioxide and nitrogen oxide emissions abatement equipment and the installation of continuous emission monitoring systems to meet the requirements of both Phase I and Phase II of the federal Clean Air Act Amendments of 1990 (the
ACT). The order provides for the deferral of net gains and losses resulting from any sale of emission allowances for future amortization to cost of service on a basis to be determined in a future general electric rate proceeding.

     Steam Rate Order

     By an order dated January 13, 1993, the IURC authorized IPL to increase its steam system rates and charges over a six-year period. Accordingly, IPL implemented new steam tariffs designed to produce estimated additional annual steam operating revenues as follows:

                                  Additional        Cumulative
                                    Annual            Annual
                Year               Revenues          Revenues
                ----              ----------        ----------
          January 13, 1993        $1,932,000        $1,932,000
          January 13, 1994         2,051,000         3,983,000
          January 13, 1995         1,552,000         5,535,000
          January 13, 1996         1,625,000         7,160,000
          January 13, 1997         2,384,000         9,544,000
          January 13, 1998           370,000         9,914,000


     Demand Side Management Program

     On September 8, 1993, IPL obtained an Order from the IURC approving a Stipulation of Settlement Agreement between IPL, the Office of Utility Consumer Counsel, Citizens Action Coalition of Indiana, Inc., an industrial group, the Trustees of Indiana University and the Indiana Alliance for Fair Competition relating to the Company's Demand Side Management Program (DSM). The order provides for the deferral and subsequent recognition in cost of service of certain approved DSM costs. The order also provides for the recording of a return on deferred costs until recognized in cost of service.

10.  EMPLOYEE BENEFIT PLANS AND OTHER POSTRETIREMENT BENEFITS:

     IPL's contributions to the Thrift Plan, net of amounts allocated to related parties were $3.3 million, $3.1 million and $3.1 million in 1994, 1993 and 1992, respectively.

     Net pension cost for the Plan including amounts charged to construction for 1994, 1993 and 1992 are comprised of the following components:

                                                   1994      1993      1992
- -----------------------------------------------------------------------------
                                                        (In Thousands)
Service cost--benefits earned during the period   $ 7,832   $ 6,355   $ 5,563
Interest cost on projected benefit obligation      15,358    14,192    13,739
Actual return on plan assets                       10,366   (40,045)  (18,865)
Net amortization and deferral                     (27,297)   25,689     5,366
                                                  -------   -------   -------
Net periodic pension cost                           6,259     6,191     5,803
Less amount allocated to related parties               79        87        71
                                                  -------   -------   -------
IPL net periodic pension cost                     $ 6,180   $ 6,104   $ 5,732
                                                  =======   =======   =======





     A summary of the Plans' funding status, and the amount recognized in the balance sheets at December 31, 1994 and 1993, follows:

                                                        1994       1993
- ----------------------------------------------------------------------------
                                                        (In Thousands)
Actuarial present value of benefit obligations:
  Vested benefit obligation                          $(123,306)  $(128,449)
  Non-vested benefit obligation                        (26,394)    (28,532)
                                                     ---------   ---------
  Accumulated benefit obligation                     $(149,700)  $(156,981)
                                                     =========   =========

Projected benefit obligation                         $(201,345)  $(224,037)

Plan assets at fair value                              199,522     218,312
                                                     ---------   ---------
Funded status--plan assets less than projected
  benefit obligation                                    (1,823)     (5,725)
Unrecognized net gain from past experience different
  from that assumed                                    (31,058)    (22,922)
Unrecognized past service costs                         21,188      22,932
Unrecognized net asset at January 1, 1987 being
  amortized over an original life of 18.9 years        (15,410)    (16,825)
                                                     ---------   ---------
Net accrued pension costs included in current
  liabilities at December 31                         $ (27,103)  $ (22,540)
                                                     =========   =========

     Approximately 19.5% of the Plans' assets were in equity securities, with the remainder in fixed income securities.

     IPL also provides certain postretirement health care and life insurance benefits for employees who retire from active service on or after attaining age 55 and have rendered at least 10 years of service. On January 1, 1993, IPL adopted the provisions of SFAS No. 106 -- Employers' Accounting for Postretirement Benefits Other than Pensions (SFAS 106). Generally, SFAS 106 requires the use of an accrual basis accounting method for determining annual costs of postretirement benefits. The January 1, 1993 transition obligation of $122.4 million is being amortized over a 20 year period. Prior to 1993, the cost of such benefits was recognized when incurred and amounted to $3.5 million in 1992.














     Net postretirement benefit cost, including amounts charged to construction for 1994 and 1993 is comprised of the following components:

                                                                1994     1993
- -----------------------------------------------------------------------------
                                                                (In Thousands)
Service cost -- benefits earned during the period              $ 5,051  $ 4,760
Interest cost on accumulated postretirement benefit obligation  11,052   10,792
Actual return on plan assets                                      (435)    (297)
Net amortization and deferral                                    5,740    5,732
                                                               -------   -------
Net periodic postretirement benefit cost                       $21,408   $20,987
                                                               =======   =======

     A summary of the retiree health care and life insurance plan's funding status, and the amount recognized in the balance sheets at December 31, 1994 and 1993 follows:

                                                                               1994         1993
- ----------------------------------------------------------------------------------------------------
                                                                                (In Thousands)
Actuarial present value of accumulated postretirement benefit obligation:
    Retirees                                                                $ (55,462)   $ (60,110)
    Fully eligible active plan participants                                   (19,531)     (21,344)
    Other active plan participants                                            (58,573)     (73,872)
                                                                            ---------    ---------
     Total                                                                   (133,566)    (155,326)
Plan assets at fair value                                                      10,570       10,135
                                                                            ---------    ---------
Funded status--accumulated postretirement benefit obligation in excess
    of plan assets                                                           (122,996)    (145,191)
Unrecognized net gain from past experience different from that assumed        (21,606)      11,322
Unrecognized net obligation at January 1, 1993 being amortized over
    an original life of 20 years                                              110,085      116,201
                                                                            ---------    ---------
Net accrued postretirement benefit cost included in deferred liabilities at
    December 31                                                             $ (34,517)   $ (17,668)
                                                                            =========    =========

     IPL is expensing its non-construction related SFAS 106 costs associated with its steam business. The SFAS 106 costs, net of amounts paid and capitalized for construction, associated with IPL's electric business is being deferred as a regulatory asset on the balance sheets, as authorized by an order of the IURC on December 30, 1992, which provided for deferral of SFAS 106 costs in excess of such costs determined on a cash basis. A request for cost of service recognition of these costs has been included in IPL's pending general electric rate petition.

     The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation is 11.7% for 1995, gradually declining to 5.0% in 2003. A one-percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 1994 by approximately $20.4 million and the combined service cost and interest cost for 1994 by approximately $2.9 million.

     Plan assets consist of the cash surrender value of life insurance policies on certain retired employees. The expected long-term rate of return on plan assets is 8 percent.

     Assumptions used in determining the information above were:

                                                              1994   1993   1992
- ---------------------------------------------------------------------------------
Discount rate - pension plans                                 8.0%   7.0%   7.5%
Discount rate - postretirement benefits                       8.0%   7.0%    -
Rate of increase in future compensation levels                6.1%   6.1%   6.1%
Expected long-term rate of return on assets - pension plans   8.0%   8.0%   8.0%

     On September 27, IPALCO's Board of Directors adopted a Voluntary Employee Beneficiary Association (VEBA) Trust Agreement for the funding of postretirement health and life insurance benefits for retirees and their eligible dependents and beneficiaries. Annual funding is discretionary and is based on the projected cost over time of benefits to be provided to covered persons consistent with acceptable actuarial methods. To the extent these postretirement benefits are funded, the benefits will not be shown as a liability on IPL's financial statements. The VEBA Trust Agreement provides for full funding of IPL's accumulated postretirement benefit obligation in the event of certain change of control transactions.

11.  COMMITMENTS AND CONTINGENCIES:

     In 1995, IPL anticipates the cost of its construction program to be approximately $214 million.

     IPL will comply with the provisions of the ACT through the installation of SO2 scrubbers and NOx facilities. The cost of complying with the ACT from 1995 through 1997, including AFUDC, is estimated to be approximately $142 million, of which $125 million is anticipated in 1995. During 1994, 1993, and 1992, expenditures for compliance with the Act were $59.4 million, $13.7 million, and $20.0 million, respectively.

     IPL has a five-year firm power purchase agreement with Indiana Michigan Power Company (IMP) for 100 megawatts (MW) of capacity effective April 1992, with the purchase of an additional 100 MW (for a total of 200
MW) beginning in April 1993. The agreement provides for monthly capacity payments by IPL of $.6 million from April 1992 through March 1993, increasing to a monthly amount of $1.2 million which began in April 1993 and continue through March 31, 1997. The agreement further provides that IPL can elect to extend purchases through December 31, 1997, and subsequently through November 30, 1999, with capacity payments of $1.2 million per month and $1.55 million per month, respectively. IPL can terminate the agreement, should the ability to include future demand charges in cost of service be disallowed. Capacity payments during 1994, 1993 and 1992 under this agreement totaled $14.4 million, $12.6 million and $5.4 million, respectively.


     IPL is involved in litigation and environmental claims arising in the normal course of business. While the results of such litigation cannot be predicted with certainty, management, based upon advice of counsel, believes that the final outcome will not have a material adverse effect on the financial position and results of operations. With respect to environmental issues, IPL has ongoing discussions with various regulatory authorities, and continues to believe that IPL is in compliance with its various permits, but if IPL's position is found to be erroneous, they could be subject to fines.

12.  QUARTERLY RESULTS (UNAUDITED):

     Operating results for the years ended December 31, 1994 and 1993 by quarter, are as follows (in thousands):

                                               1994
- ---------------------------------------------------------------------------
                           March 31    June 30   September 30   December 31
                           --------    -------   ------------   -----------
Operating revenues         $181,178   $161,137     $183,666      $160,095
Operating income             41,520     29,440       42,832        29,518
Net income                   31,563     19,202       32,640        20,418

                                               1993
- ---------------------------------------------------------------------------
                           March 31    June 30   September 30   December 31
                           --------    -------   ------------   -----------
Operating revenues         $169,042   $153,127     $183,264      $158,870
Operating income             40,068     27,354       44,520        30,426
Net income                   30,038     17,551       34,331        20,846


     The quarterly figures reflect seasonal and weather-related fluctuations which are normal to IPL's operations. Colder weather was experienced in the first quarter of 1994 and warmer weather was experienced in the second quarter of 1994, while weather conditions in 1993 reflected near normal conditions. In addition, during the third quarter of 1994, IPL expensed approximately $3.1 million of property held for future use.